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               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                             At March 31, 1999
     (expressed in millions, rounded to hundred thousands of dollars)
                    (Unaudited, subject to adjustment)
                                  ASSETS
                                  ------
Utility plant, at original cost                               $4,144.8
  Less accumulated provisions for depreciation and amortization   1,717.5
                                                                 --------
                                                                  2,427.3
Construction work in progress                                        68.5
                                                                 --------
      Net utility plant                                           2,495.8
                                                                 --------
Investments:
  Nuclear power companies, at equity                                 47.3
  Other subsidiaries, at equity                                       2.1
  Non-utility property and other investments                        188.9
                                                                 --------
      Total investments                                             238.3
                                                                 --------
Current assets:
  Cash                                                               62.9
  Marketable securities                                              93.9
  Accounts receivable, less reserves of $19.7                       299.7
  Unbilled revenues                                                  67.2
  Fuel, materials, and supplies, at average cost                     33.7
  Prepaid and other current assets                                   23.0
                                                                 --------
      Total current assets                                          580.4
                                                                 --------
Regulatory assets                                                 1,512.9
Goodwill, net of amortization                                        92.6
Deferred charges and other assets                                    31.5
                                                                 --------
                                                                 $4,951.5
                                                                 ========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
  Common share equity:
      Common shares, par value $1 per share:
        Authorized - 150,000,000 shares
        Issued - 64,969,652 shares
        Outstanding - 59,123,792 shares                          $   65.0
  Paid-in capital                                                   736.7
  Retained earnings                                               1,008.1
  Treasury stock - 5,845,860 shares                                (240.0)
  Accumulated other comprehensive income, net                         7.4
                                                                 --------
        Total common share equity                                 1,577.2
  Minority interests in consolidated subsidiaries                    39.0
  Cumulative preferred stock of subsidiaries                         19.5
  Long-term debt                                                  1,046.8
                                                                 --------
        Total capitalization                                      2,682.5
                                                                 --------
Current liabilities:
  Long-term debt due within one year                                 42.3
  Accounts payable                                                  183.3
  Accrued taxes                                                      21.4
  Accrued interest                                                   15.6
  Dividends payable                                                  32.0
  Other current liabilities                                         125.2
                                                                 --------
        Total current liabilities                                   419.8
                                                                 --------
Deferred federal and state income taxes                             466.6
Unamortized investment tax credits                                   60.3
Accrued Yankee nuclear plant costs                                  232.8
Purchased power obligations                                         795.8
Other reserves and deferred credits                                 293.7
                                                                 --------
                                                                 $4,951.5
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